CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated May 15, 2018, relating to the consolidated financial statements of SharedLabs, Inc. as of year ended December 31, 2017 and the period ended December 31, 2016, which appears in such Registration Statement.

We also hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated January 25, 2018, relating to the consolidated financial statements of iTech Inc. and Subsidiary for the years ended December 31, 2016 and 2015, which appears in such Registration Statement.

We also hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 9, 2018, relating to the consolidated financial statements of iTech Inc. and Subsidiary for the period ending June 30, 2017, which appears in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

East Hanover, New Jersey

May 15, 2018